Exhibit 99.1
Chewy Announces $500 Million Repurchase of Shares from BC Partners

PLANTATION, Fla., June 26, 2024 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy” or “Company”), a trusted destination for pet parents and partners everywhere, announced today that it has agreed to repurchase an aggregate of 17,550,000 shares of its Class A common stock, par value $0.01 per share, at a price per share of $28.49, which represents a 5.0% discount to yesterday’s closing price, resulting in an aggregate repurchase price of approximately $500 million (the “Repurchase”) from Buddy Chester Sub LLC, which is an entity affiliated with funds advised by BC Partners Advisors LP (“BC Partners”), Chewy’s largest shareholder. The repurchased shares will be cancelled and retired upon completion of the Repurchase.
Chewy believes today’s Repurchase is an accretive use of capital and provides an efficient mechanism to repurchase shares at a discount to the current market price, while further reducing the ownership position of the Company’s largest shareholder. Chewy’s increasing profitability and free cash flow generation enables the Company to further optimize its capital allocation strategy through this transaction, which comes in addition to the recently announced $500 million share repurchase program. This transaction together with the Company’s share repurchase program underscores the confidence Chewy has in the business and its compelling growth and margin expansion strategy. In light of Chewy’s expanding free cash flow generation, the Company will continue to assess options to opportunistically return cash to its shareholders.
Prior to the Repurchase, Chewy had approximately 436 million shares of Class A common stock and Class B common stock outstanding. Following the Repurchase, Chewy will have approximately 418 million shares of Class A common stock and Class B common stock outstanding. The Repurchase is expected to close by June 27, 2024.
The Repurchase was approved by a special committee of Chewy’s Board of Directors, consisting solely of independent and disinterested directors not affiliated with BC Partners, and is being executed separately from Chewy’s existing $500 million share repurchase program authorized on May 24, 2024, which will be unaffected by this transaction.

About Chewy
Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our websites and mobile applications allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with approximately 3,500 of the best and most trusted brands in the pet industry, and we create and offer our own private brands. Through our websites and mobile applications, we offer our customers approximately 115,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements
This communication contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "forecast," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "target," "will," or "would," or the negative of these words or other similar terms or expressions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to our ability to close the Repurchase and complete any repurchases under our share repurchase program following the Repurchase. You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations and projections about future events and trends that we believe may affect our business,

Exhibit 99.1
financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2024, our subsequent quarterly reports, and elsewhere in our filings with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Investor Contact:
Jennifer Hsu
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com